Exhibit 99.1

Hunt Companies Finance Trust Announces Dividend Increase and Name Change to Lument Finance Trust

NEW YORK, December 18, 2020 /PRNewswire/ -- Hunt Companies Finance Trust, Inc. (NYSE: HCFT) ("we", "HCFT" or "the Company") announced the declaration of a cash dividend of $0.090 per share of common stock with respect to the fourth quarter of 2020, which represents a 6% increase over the second quarter 2020 dividend of $0.085 per share and a 20% increase over the fourth quarter 2019 dividend of $0.075 per share. This is the Company’s second consecutive quarterly dividend increase and is payable on January 15, 2021 to stockholders of record as of the close of business on December 31, 2020.

The Company also announced today that it will change its name to Lument Finance Trust, Inc., effective December 28, 2020. In addition to the new corporate name, the Company expects to change its ticker symbol on the NYSE to “LFT” and anticipates that trading under the new name and ticker symbol will commence on December 28, 2020. This name change is a result of the rebranding of HCFT’s manager, which occurred in October 2020, from “OREC Investment Management” to “Lument Investment Management”. The company has posted an updated “Investor Overview” presentation that reflects the new brand to its website.

With regards to the rebranding, James Flynn, CEO of the Company, said, “We chose Lument, with its associations with light and energy, to emphasize that our Manager and its affiliated entities have the expertise, products, resources, and most importantly, the drive and determination to help guide our clients successfully, even during these uncertain times. We look forward to further enhancing the scale of the Company and generating shareholder value by leveraging Lument's expansive originations, asset management, and servicing platform.”

Mr. William A. Houlihan, the Company's lead independent director, stated, "We are encouraged by the Company’s continued partnership with ORIX USA and this rebranding effort.”

About HCFT

HCFT is a Maryland corporation focused on investing in, financing and managing a portfolio of commercial real estate debt investments. The Company primarily invests in transitional floating rate commercial mortgage loans with an emphasis on middle-market multi-family assets.

HCFT is externally managed and advised by OREC Investment Management, LLC d/b/a Lument Investment Management, a Delaware limited liability company.  For additional information about OREC Investment Management, LLC d/b/a Lument Investment Management, please see its Form ADV and brochure (Part 2A of Form ADV) available at https://www.adviserinfo.sec.gov.

About Lument

ORIX Real Estate Capital Holdings, LLC, d/b/a Lument, is a subsidiary of ORIX Corporation USA and is a leading national brand in commercial real estate finance. As the combined organization of legacy industry experts Hunt Real Estate Capital, Lancaster Pollard, and RED Capital Group, Lument delivers a comprehensive set of capital solutions customized for investors in multifamily, affordable housing, and seniors housing and healthcare real estate. Lument is a Fannie Mae DUS®, Freddie Mac Optigo®, FHA, and USDA lender. In addition, Lument offers a suite of proprietary commercial lending, investment banking, and investment management solutions. Lument has approximately 600 employees in over 25 offices across the United States. Securities and investment banking services are provided through OREC Securities, LLC, d/b/a Lument Securities, Member FINRA/SIPC. Investment advisory services are provided through OREC Investment Management, LLC d/b/a Lument Investment Management, an investment adviser registered with the U.S. Securities and Exchange Commission. For more information, visit www.lument.com.

Additional Information and Where to Find It

Investors, security holders and other interested persons may find additional information regarding the Company at the SEC’s Internet site at http://www.sec.gov/ or the Company website www.huntcompaniesfinancetrust.com or by directing requests to: Hunt Companies Finance Trust, 230 Park Avenue, 19th Floor, New York, NY 10169, Attention: Investor Relations.

Forward-Looking Statements

Certain statements included in this press release, any related webcast / conference call, and other oral statements made by our representatives from time to time may constitute forward-looking statements intended to qualify for the safe harbor contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act, as amended. Forward-looking statements are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives. You can identify forward-looking statements by use of words such as "believe," "expect," "anticipate," "project," "estimate," "plan," "continue," "intend," "should," "may," "will," "seek," "would," "could," or similar expressions or other comparable terms, or by discussions of strategy, plans or intentions. Statements regarding the following subjects, among others, may be forward-looking: the return on equity; the yield on investments; the ability to borrow to finance assets; and risks associated with investing in real estate assets, including changes in business conditions and the general economy. Forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us on the date of this press release or the date on which such statements are first made. Actual results may differ from expectations, estimates and projections. You are cautioned not to place undue reliance on forward-looking statements in this press release and/or any related webcast / conference call and should consider carefully the factors described in Part I, Item IA "Risk Factors" in our annual reports on Form 10-K, our quarterly reports on Form 10-Q, and other current or periodic filings with the Securities and Exchange Commission ("SEC"), when evaluating these forward-looking statements. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond our control. Additionally, many of these risks and uncertainties are currently amplified by and will continue to be amplified by, or in the future may be amplified by, the COVID-19 outbreak. Additional information concerning these and other risk factors are contained in our 2019 10-K and Form 10-Q for the quarter ended September 30, 2020, which are available on the Securities and Exchange Commission’s website at www.sec.gov. Except as required by applicable law, we disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact:
Charles Duddy
Managing Director
(646) 248-0174
charles.duddy@lument.com

Media Contact:
Michael Ratliff
Director
(212) 588-2163
michael.ratliff@lument.com